SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant |X|
         Filed by a party other than
         the registrant          |_|
         Check the appropriate box:
|_|      Preliminary proxy statement           |_| Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2))
|X|      Definitive proxy statement
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               PARKERVISION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)   Aggregate amount of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     ---------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)   Total fee paid:

     ---------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials:
                                                       -------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

     ---------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
(3)   Filing party:

     ---------------------------------------------------------------------------
(4)   Date filed:

     ---------------------------------------------------------------------------


------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                               PARKERVISION, INC.
                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 2004

                                   -----------

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ParkerVision, Inc. will be held at the Marriott Hotel, 1501 International Parkway, Lake Mary, Florida on Friday, June 11, 2004 at 9:00 a.m. local time, for the following purposes: 1. To elect nine directors to hold office until the annual meeting of shareholders in 2005 and until their respective successors have been duly elected and qualified; and 2. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

      The transfer books will not be closed for the annual meeting. Only shareholders of record at the close of business on April 29, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ADDRESSED, POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                              By Order of the Board of Directors


                                              Stacie Wilf
                                              Secretary


Jacksonville, Florida
May 5, 2004

                               PARKERVISION, INC.

                                 PROXY STATEMENT


                               GENERAL INFORMATION

      This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held at 9:00 a.m. local time, on Friday, June 11, 2004 and any adjournments. The annual meeting will be held at the Marriott Hotel, 1501 International Parkway, Lake Mary, Florida. The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

      Our executive offices are located at 8493 Baymeadows Way, Jacksonville, Florida 32256. This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about May 5, 2004.

RECORD DATE; VOTING SECURITIES

      Our board of directors has fixed the close of business on April 29, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting. As of April 29, 2004, we had issued and outstanding 17,959,504 shares of common stock, par value $.01 per share, our only class of voting securities outstanding. Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

      Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in the returned proxy. If no instructions are given, proxies returned by shareholders will be voted "FOR" the election of the nominees as our directors listed below under the caption "Proposal I: Election of Directors" and as the proxies named in the proxy determine in their discretion with respect to any other matters properly brought before the meeting. Any proxy may be revoked by written notice received by our secretary at any time prior to the voting at the meeting, by submitting a subsequent proxy or by attending the annual meeting and voting in person. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy.

      The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

      The directors will be elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the highest number of votes in their favor will be elected as our directors. Consequently, any shares not voted "FOR" a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee's favor.

      All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting are counted as "votes cast" with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed "votes cast" with respect to the proposal and therefore will have no effect on the vote.

ANNUAL REPORT

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which contains our audited financial statements, is being mailed along with this proxy statement.

      We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if requested in writing to The Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of April 29, 2004 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our director nominees, (iii) each executive officer whose compensation exceeded $100,000 in 2003, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).



                                                                      AMOUNT AND NATURE OF            PERCENT OF
NAME OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP             CLASS(1)
-------------------------                                             --------------------             --------
Jeffrey L. Parker(2)                                                     3,314,342 (3)(4)               17.76%
J-Parker Family Limited Partnership(5)                                   2,376,974 (4)                  13.24%
Todd Parker(2)                                                           1,100,588 (6)(7)                6.08%
T-Parker Family Limited Partnership(5)                                     876,255 (7)                   4.88%
Stacie Wilf(2)                                                           1,033,416 (8)(9)                5.73%
S-Parker Wilf Family Limited Partnership(5)                                905,811 (9)                   5.04%
David F. Sorrells(2)                                                       549,500 (10)                  2.97%
William A. Hightower                                                       162,500 (11)                  0.90%
Richard A. Kashnow                                                         115,000 (12)                  0.64%
William L. Sammons                                                         169,750 (13)                  0.94%
Nam P. Suh                                                                      -- (14)                     --
Papken S. der Torossian                                                     15,000 (15)                  0.08%
Cynthia Poehlman(2)                                                         61,200 (16)                  0.34%
John Metcalf(17)                                                                -- (17)                     --
Wellington Management Company, LLP(18)                                   2,064,600 (18)                  11.5%
Leucadia National Corporation(19)                                        1,607,973 (19)                  8.72%
Banca del Gottardo(20)                                                   1,197,439 (20)                  6.25%
Arbor Capital Management, LLC(21)                                        1,310,800 (21)                  6.80%
Tyco International Ltd.(22)                                              1,058,949 (22)                  5.73%
Tyco Sigma Limited(22)                                                   1,058,949 (22)                  5.73%
All directors, director nominees and executive officers as a             6,521,296 (23)                 32.72%
group (11 persons)

                                                        (footnotes on next page)

----------------------------------

(1) Percentage includes all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)   The person's address is 8493 Baymeadows Way, Jacksonville, Florida 32256.

(3) Includes 700,000 shares of common stock issuable upon currently exercisable options and 9,501 shares owned of record by Mr. Parker's three children over which he disclaims ownership. Excludes 60,000 shares of common stock issuable upon options that may become exercisable in the future.

(4) J-Parker Family Limited Partnership is the record owner of 2,376,974 shares of common stock. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of common stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares.

(5)   The entity's address is 409 S. 17th Street, Omaha, Nebraska 68102.

(6) Includes 127,500 shares of common stock issuable upon currently exercisable options and 10,000 shares owned of record by Mr. Parker's spouse and 100 shares owned of record by Mr. Parker's child over which he disclaims ownership. Excludes 40,000 shares of common stock issuable upon options that may become exercisable in the future.

(7) T-Parker Family Limited Partnership is the record owner of 876,255 shares of common stock. Mr. Todd Parker has sole voting and dispositive power over the shares of common stock owned by the T-Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

(8) Includes 87,500 shares of common stock issuable upon currently exercisable options and 10,600 shares owned of record by Ms. Wilf's two children over which she disclaims ownership.

(9) S-Parker Wilf Family Limited Partnership is the owner of 905,811 shares of common stock. Ms. Wilf has sole voting and dispositive power over the shares of common stock owned by the S-Parker Wilf Family Limited Partnership, as a result of which Ms. Wilf is deemed to be the beneficial owner of such shares.

(10) Includes 549,500 shares of common stock issuable upon currently exercisable options. Excludes 300,000 shares of common stock issuable upon options that may become exercisable in the future.

(11) Includes 162,500 shares of common stock issuable upon currently exercisable options. Excludes 500,000 shares of common stock issuable upon options that may become exercisable in the future.

(12) Includes 115,000 shares of common stock issuable upon currently exercisable options.

(13) Includes 150,000 shares of common stock issuable upon currently exercisable options.

(14) Excludes 100,000 shares of common stock issuable upon options that may become exercisable in the future.

(15) Includes 15,000 shares of common stock issuable upon currently exercisable options. Excludes 100,000 shares of common stock issuable upon options that may become exercisable in the future.

(16) Includes 61,200 shares of common stock issuable upon currently exercisable options. Excludes 27,300 shares of common stock issuable upon options that may become exercisable in the future.

(17) Mr. Metcalf is a nominee for election as a director. His address is Suite 1000, 1001 SW Fifth Avenue, Portland, Oregon 97204.

(18) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington has shared voting authority over 974,300 shares of common stock and has shared dispositive power over 2,064,600 shares of common stock. Wellington has reported beneficial ownership of 2,064,600 shares of common stock. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 12, 2004.

(19) The business address of Leucadia National Corporation is 315 Park Avenue South, New York, New York 10010. The number of shares reported as beneficially owned includes 484,293 shares underlying a currently exercisable warrant. The foregoing information was derived from a Schedule 13G filed with the SEC on April 1, 2003.

(20) The address is Banca del Gottardo, Viale S. Franscini 8, CH-6901 Lungano, Switzerland. The foregoing information was derived from an amendment to
      Schedule 13G filed with the SEC on January 21, 2004.

(21) The address is One Financial Plaza, 120 South Sixth Street, Suite 100, Minneapolis, Minnesota 55402. The foregoing information was derived from a
      Schedule 13G filed with the SEC on February 9, 2004.

(22) The business address of each of Tyco International Ltd. and Tyco Sigma Limited is The Zurich Center, Second Floor, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda. These shares are held of record by Tyco Sigma Limited, a wholly owned subsidiary of Tyco International Ltd. Tyco International Ltd. and Tyco Sigma Limited share voting and dispositive power over these shares. The number of shares reported as beneficially owned includes 529,475 shares underlying a currently exercisable warrant. The foregoing information was derived from a Schedule 13G filed with the SEC on March 6, 2003.

(23) Includes 1,968,200 shares of common stock issuable upon currently exercisable options held by directors and officers and 1,127,300 shares of common stock issuable upon options that may vest in the future held by directors and officers (see notes 3, 6, 8, 10, 11, 12, 13, 14, 15 and 16, above).

                        PROPOSAL I: ELECTION OF DIRECTORS

      The persons listed below have been designated by our board of directors as candidates for election as directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified. The by-laws of the Company currently provide for a board of ten persons. At this annual meeting, nine persons are being nominated. Proxies given by the shareholders will not be voted for any persons to fill the vacant position. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. In case any of these nominees become unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

     NAME                         AGE       DIRECTOR SINCE      POSITION
     ----                         ---       --------------      --------
Jeffrey L. Parker                 47             1989           Chairman of the Board and Chief Executive Officer
Todd Parker                       39             1989           President of Video Business Unit and Director
David F. Sorrells                 45             1997           Chief Technical Officer and Director
William A. Hightower              60             1999           President and Director
Richard A. Kashnow                62             2000           Director
William L. Sammons                83             1993           Director
Nam P. Suh                        68             2003           Director
Papken S. der Torossian           65             2003           Director
John Metcalf                      53               --           Director nominee


      Jeffrey L. Parker has been chairman of the board and our chief executive officer since our inception in August 1989 and our president from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research development, manufacturing and sales and marketing for the heating, ventilation and air conditioning industry.

      Todd Parker has been a director since our inception and was a vice president of ours from inception to June 1997. Mr. Parker acted as a consultant to us from June 1997 through November 1997 and from September 2001 to July 2002. On July 31, 2002, Mr. Parker was appointed president of the Video Business Unit of the Company. From January 1985 to August 1989, Mr. Parker served as general manager of manufacturing for Parker Electronics.

      David F. Sorrells has been our chief technical officer since September 1996 and has been a director since January 1997. From June 1990 to September 1996, Mr. Sorrells served as our engineering manager.

      William A. Hightower has been a director since March 1999. In September 2003, Mr. Hightower became the president of the Company. Since May 2001, Mr. Hightower also has been a private investor. Mr. Hightower was the president and chief operating officer and a director of Silicon Valley Group, Inc. ("SVGI"), from August 1997 until his retirement in May 2001. SVGI is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as chairman and chief executive officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the president and chief executive officer of Telematics International, Inc.

      Richard A. Kashnow has been a director since August 2000. From August 1999 until his retirement in January 2003, Mr. Kashnow was the president of Tyco Ventures, the venture capital arm of Tyco International, Inc., a diversified manufacturing services company. From October 1995 to its acquisition by Tyco in 1999, Mr. Kashnow was the chairman, chief executive officer and president of Raychem Corporation, a technology company specializing in electronic components and engineered materials.

      William L. Sammons has been a director since October 1993. From 1981 until his retirement in 1985, Mr. Sammons was president of the North American Operations of Carrier Corporation.

      Nam P. Suh has been a director since December 2003. Mr. Suh has been a member of the MIT faculty since 1970, where, among the many positions held, he recently has been the director of the MIT Laboratory for Manufacturing and Productivity, head of the department of Mechanical Engineering (1991-2001) and director of the MIT Manufacturing Institute. In 1984, Mr. Suh was appointed the assistant director of engineering of the National Science Foundation. Mr. Suh is widely published as an author of articles and books on topics related to manufacturing, plastics and design. Mr. Suh has filed approximately 50 United States patents and many foreign patents, some of which relate to plastics, polymers and design.

      Papken S. der Torossian has been a director since June 2003. Mr. der Torossian was the chairman of the board of directors and chief executive officer for SVGI until 2001. He currently serves as the special advisor to ASML which acquired SVGI in September 2001. He joined SVGI in 1984 as president and became chief executive officer in 1986. In 1991, Mr. der Torossian was appointed SVGI's chairman of the board. Prior to his joining SVGI, he was president of ECS Microsystems and president of the Santa Cruz Division of Plantronics where he also served as vice president to the Telephone Products Group. Previous to that he spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a variety of management positions. From 1997 to 2001, Mr. der Torossian served on the board of the Silicon Valley Manufacturing Group. In March 2001, Mr. der Torossian joined the board of directors of ANTS Software Inc., a company engaged in proprietary software development, and in March 2003, he joined the board of directors of Therma-Wave, Inc., a company engaged in the manufacture and sale of process control metrology systems used in manufacturing semiconductors.

      John Metcalf is a director nominee for the annual meeting to which this proxy statement relates. Since November 2002, Mr. Metcalf has been a partner with Tatum Partners LLP. Tatum Partners LLP is a partnership of over 350 experienced chief financial officers located throughout the United States providing financial consulting services and interim professional staff. From February 2001 to December 2001, Mr. Metcalf was vice president and chief financial officer of Zight Corporation, a venture funded microdisplay company in Boulder, Colorado, and from January 1997 to December 2000, the vice president and chief financial officer of WaferTech, a semi-conductor foundry located in Camas, Washington, that was a joint venture of Taiwan Semiconductor Manufacturing Corporation, Altera, Analog Devices, and ISSI. Mr. Metcalf was the senior vice president of finance, chief financial officer and corporate secretary of Siltec Corporation, a silicon wafer manufacturer from 1992 to 1997, and the vice president finance and chief financial officer of Oki Semiconductor from 1987 to 1991. Prior to his employment by Oki Semiconductor, Mr. Metcalf was employed for eleven years by Advanced Micro Devices in a number of finance managerial positions.

      Messrs. Jeffrey and Todd Parker are brothers.

INDEPENDENCE OF DIRECTORS

      The Company is listed on the Nasdaq National Market System and follows the rules of Nasdaq in determining if a director is independent. The board of directors also consults with the Company's counsel to ensure that the board of directors' determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Messrs. Richard A. Kashnow, William L. Sammons, Nam P. Suh, Papken S. der Torossian and John Metcalf, if elected, will be independent directors of the Company for the ensuing year. The other remaining directors are not independent because they are currently employed by the Company.

 BOARD MEETINGS AND COMMITTEES

      During the fiscal year ended December 31, 2003, our board of directors met 12 times and acted by unanimous consent four times. All of our directors attended each of the meetings except William Sammons and David Sorrells each missed two meetings during the last fiscal year. It is the Company's policy that all the members of the board of directors attend meetings of shareholders. At the annual meeting of shareholders held in 2003, five of our directors attended the meeting. Members of our board of directors generally are elected annually by our shareholders and may be removed as provided for in the 1989 Business Corporation Act of the State of Florida and our articles of incorporation.

      The board of directors has three committees, the audit committee, the compensation committee and the nominating committee. Members of the individual committees are named below.

AUDIT                                   COMPENSATION                             NOMINATIONS
-----                                   ------------                             -----------
William L. Sammons*                     Richard A. Kashnow*                      Richard A. Kashnow*

Richard A. Kashnow                      William L. Sammons                       William L. Sammons

Papken S. der Torossian                 Papken S. der Torossian                  Papken S. der Torossian

*  Chairperson.

AUDIT COMMITTEE

      General. The audit committee was established in 1994. It is comprised of independent directors and is governed by a board-approved charter amended and readopted in 2003 and filed with the proxy for the 2003 annual meeting. The charter, among other things, contains the committee's membership requirements and responsibilities. The audit committee oversees the Company's accounting, financial reporting process, internal controls and audits, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the Company's independent auditors. It maintains direct responsibility for the compensation, termination and oversight of the Company's independent auditors and evaluates the independent auditors' qualifications, performance and independence. The audit committee also monitors compliance with the Company's policies on ethical business practices and reports on these items to the board of directors. The audit committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Further the audit committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under "Shareholder Communications with the Board."

      Financial Expert on Audit Committee. The board of directors made a qualitative assessment of each of the audit committee members to determine their level of financial knowledge and experience based on a number of factors and has determined that each member is a financial expert within the meaning of all applicable rules. The board of directors considered each of these persons' ability to understand generally accepted accounting principles and financial statements, their ability to assess the general application of generally accepted accounting principles in connection with our financial statements, including estimates, accruals and reserves, their experience in analyzing or evaluating financial statements of similar breadth and complexity as our financial statements, their understanding of internal controls and procedures for financial reporting and their understanding of the audit committee functions.

      Meetings and Attendance. During the fiscal year ended December 31, 2003, the audit committee met five times. The audit committee has also met three times since January 1, 2004, twice in connection with the annual report for the fiscal year ended December 31, 2003 and once to discuss the audit plan with PricewaterhouseCoopers LLP.

      Audit Fees. For the fiscal years ended December 31, 2002 and December 31, 2003, the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports were approximately $118,500 and $127,000, respectively.

      Financial Information Systems Design and Implementation Fees. For the fiscal years ended December 31, 2002 and December 31, 2003, there were no fees billed for professional services by our independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of our information system or managing our local area network.

      Tax Services Fees. For the fiscal years ended December 31, 2002 and December 31, 2003, the aggregate fees billed for professional services rendered for tax services by our independent auditors were approximately $17,800 and $800, respectively.

      All Other Fees. For the fiscal years ended December 31, 2002 and December 31, 2003, the aggregate fees billed for all other professional services rendered by our independent auditors were approximately $10,200 and $46,900, respectively.

AUDIT COMMITTEE REPORT

      Pursuant to the charter of the audit committee originally adopted on June 12, 2000 and amended on April 25, 2003, the audit committee's responsibilities include, among other things:

      o annually reviewing and reassessing the adequacy of the committee's formal charter;

      o reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

      o reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

      o     the engagement of the independent auditor;

      o     reviewing the independence of the independent auditors;

      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

      o the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

      o approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

      The audit committee pre-approves the services to be provided by its independent auditors. During the period January 1, 2003 through March 31, 2004, the committee reviewed in advance the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees and approved them. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the Company and an officer or director outside the ordinary course.

      On many occasions during fiscal year 2003 and thereafter, the audit committee met and held discussions with management, the chief accounting officer and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), various accounting issues relating to presentation of certain things in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934. Our independent auditors also provided the audit committee with the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence. The committee discussed financial risk exposures relating to the Company with management and the processes in place to monitor and control the exposure resulting therefrom, if any. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include our audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The committee evaluated the performance of PricewaterhouseCoopers LLP and recommended to the board their re-appointment as the independent auditors for the fiscal year ending December 31, 2004.

William L. Sammons
Richard A. Kashnow
Papken S. der Torossian

COMPENSATION COMMITTEE

      General. The compensation committee, which is comprised of independent directors, consults generally with management on matters concerning executive compensation and benefit plans where board of directors or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the board of directors on compensation generally, executive officer salaries, bonus awards and stock options grants, special awards and supplemental compensation. The compensation committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where board of director approval is required. It also administers the Company's 2000 Stock Option Plan and, to the extent of outstanding awards, the 1993 Stock Option Plan.

      Meetings and Attendance. During fiscal year ended December 31, 2003, the compensation committee met five times and acted by unanimous consent two times.

COMPENSATION COMMITTEE REPORT

      General Compensation Policy. We operate in a competitive and rapidly changing high technology industry. The compensation committee believes that the compensation program for our executive officers should be designed to attract, motivate and retain talented executives responsible for the success of our Company. The compensation committee believes the compensation program should be determined within a competitive framework and should be based on achievement of overall financial results and individual contribution.

      Compensation Components. The three major components that make up the compensation of our executive officers are: base salary; annual cash incentive awards in the form of a cash bonus; and long-term equity-based incentive awards in the form of stock option grants.

      The compensation committee's determination of the compensation components for executive officers is highly subjective and not subject to specific criteria. The compensation committee has, however, compared its executives' compensation levels to independent compensation surveys and compensation packages for executives in similarly sized technology companies and has found its compensation packages to be comparable.

      The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other companies. Annual cash bonuses are subjective and are based on our achievement of financial performance targets as well as individual contribution. Long-term equity-based incentive awards, in the form of stock option grants, are determined subjectively based on the executive's position within us, individual performance, potential for future responsibility and promotion, and the number of unvested options held at the time of the new grant. The relative weight given to each of these factors varies among individuals at the compensation committee's discretion.

      Executive Compensation Reviewed. There was no review of Mr. Jeffrey Parker's salary for fiscal year 2003. Pursuant to his written employment agreement, Mr. Parker's salary was increased to $300,000 per annum on October 1, 2002 and it remains the same until October 1, 2004. After consideration of Mr. Parker's involvement in raising additional capital for the Company and implementing the strategic shifts in the Company's product focus, the compensation committee awarded Mr. Parker a bonus of $25,000 for the fiscal year 2003.

      Mr. William A. Hightower is employed pursuant to an employment agreement which expires September 2, 2008. The terms of employment are set forth in a written agreement entered into before commencement of his duties on September 3, 2003, which was reviewed by the compensation committee. Mr. Hightower receives an annual salary of $250,000 and is eligible for performance incentive amounts and salary adjustment as the board approves. Mr. Hightower was also granted an option to purchase up to 500,000 shares of common stock at $8.00 per share, vesting as to 100,000 on September 2nd in each of 2004, 2005, 2006, 2007 and 2008 and once exercisable, outstanding until September 2, 2013. After consideration of Mr. Hightower's efforts in connection with strategic planning for the Company and the initial launch of the wireless products of the Company, the compensation committee awarded Mr. Hightower a cash bonus of $25,000 for the fiscal year 2003.

      Mr. David Sorrells is employed pursuant to a written employment agreement which expires on March 7, 2007. The terms of employment and compensation are set forth in that agreement and his salary was not reviewed by the compensation committee in fiscal year 2003. Pursuant to the employment agreement, Mr. Sorrells is entitled to be considered for an annual cash bonus. Based on management input and consideration of his work in helping to bring to completion and market the Company's first wireless products and his efforts in helping to secure additional financing during fiscal year 2003, the compensation committee awarded a cash bonus of $125,000 to Mr. Sorrells and an option to acquire up to 125,000 shares of common stock at $9.00 per share, vesting ratably over five years and expiring November 21, 2012.

      Mr. Todd Parker is employed as the president of the video business unit of the Company. Mr. Parker is not employed under a written employment agreement. The committee reviewed his compensation and decided to increase Mr. Parker's compensation from $150,000 to $200,000. Based on management input and consideration of his work in preparing the Company's wireless manufacturing facilities and bringing on line the wireless production, the compensation committee awarded Mr. Parker a bonus of $25,000 for fiscal year 2003.

      Ms. Cynthia Poehlman is employed as the chief accounting officer of the Company. Ms. Poehlman is not employed under a written employment agreement. Based on management input and consideration of her undertaking additional duties, the compensation committee awarded Ms. Poehlman a bonus of $17,000 for fiscal year 2003. The compensation committee also reviewed her compensation and set it at $120,000 for the 2004 fiscal year.

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate our future filings under those statutes, the preceding Compensation Committee Report on Executive Compensation and our Stock Performance Graph (set forth herein below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any of our future filings under those statutes.

THE COMPENSATION COMMITTEE
Richard A. Kashnow
William L. Sammons
Papken S. der Torossian

NOMINATIONS COMMITTEE

      General. The nominations committee, which consists of independent directors, is responsible for overseeing the selection of persons to be nominated as directors of the Company.

      The nominations committee considers persons identified by its members, management, shareholders, potential investors, investment bankers and others. The nominations committee may also use the services of search firms to assist in identifying potential directors, in gathering information about the background and experience of such persons and acting as an intermediary with such persons.

      The nominations committee adopted a written charter in April 2004 which is available on the Company's website at www.parkervision.com. The nominations committee does not have any formal criteria for nominees; however, it believes that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to the Company's business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employments. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement the Company's business plan, perpetuate its business and represent shareholder interests. The nominations committee may require certain skills or attributes, for example financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by shareholders and other persons.

      Shareholders and others wishing to suggest candidates to the nominations committee for consideration as directors must submit written notice to the corporate secretary, who will provide it to the nominations committee. The

Company also has a method by which shareholders may nominate persons as directors which is described in the section "Shareholder Proposals and Nominations."

      The nominations committee was established in 2003. Prior to its creation, nominations were handled by the board of directors acting as a whole.

      At the annual meeting to which this proxy relates, eight of the persons are current directors standing for re-election and one person, Mr. Metcalf, is a nominee located through the services of a search firm which will be compensated once the nominee is elected to the board in an amount based on a percentage of the value of the overall compensation paid to the director. The search firm identified a number of persons to the Company for consideration and provides background check services for the Company on these persons, as well as due diligence services on the Company to the candidates. Four of the persons standing for re-election are employed by the Company in executive capacities.

CODE OF ETHICS AND SHAREHOLDER CONTACT

      The board of directors has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the Company files or submits to the SEC and others. A copy of the code of ethics may be found on the Company's website.

      Shareholders may contact members of the board of directors by writing to them in care of the corporate secretary at the headquarters. The corporate secretary will forward correspondence received to the directors from time to time. This procedure was approved by the independent directors.

COMPENSATION OF OUTSIDE DIRECTORS

      During 2003, each non-employee director received a retainer of $8,000, payable in quarterly installments. In addition, each of the non-employee directors received on January 15, 2003 an annual grant of an option to purchase 10,000 shares of common stock that vested immediately. The committee chairpersons received an additional option per year to purchase 5,000 shares and each committee member receives an additional option per year to purchase 2,500 shares of common stock for committee work. Options for committee work will not exceed 5,000 shares of common stock in any fiscal year. All board members were reimbursed for reasonable expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

      The following tables summarize the cash compensation paid by us to each of our executive officers (including our chief executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2003, for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2003, 2002 and 2001, options granted to such executive officers during the fiscal year ended December 31, 2003, and the value of all options granted to such executive officers at the end of the fiscal year ended December 31, 2003.

------------------------------------------------------------------------------------------------------------------------
                                              SUMMARY COMPENSATION TABLE

                                                                   ANNUAL
NAME AND PRINCIPAL                                              COMPENSATION                 LONG TERM COMPENSATION
POSITION                                  FISCAL YEAR    ---------------------------------------------------------------
                                          ENDED 12/31        SALARY         BONUS               OPTIONS/SARS (#)
------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Parker                             2003          $300,000      $ 25,000                     --
  Chairman of the Board and                   2002          $281,700          --                     15,000
  Chief Executive Officer                     2001          $275,000      $ 25,000                     --
------------------------------------------------------------------------------------------------------------------------
William A. Hightower                          2003          $ 76,883      $ 31,000(2)               515,000
  President of the Company and                 --              --             --                       --
  Director(1)                                  --              --             --                       --
------------------------------------------------------------------------------------------------------------------------
Todd Parker                                   2003          $182,115      $ 25,000                     --
  President, Video Business                   2002          $ 62,000          --                     60,000
  Unit and Director(3)                        2001             --             --                       --
------------------------------------------------------------------------------------------------------------------------
David F. Sorrells                             2003          $250,000      $125,000                  125,000
  Chief Technical Officer and                 2002          $244,200          --                       --
  Director                                    2001          $225,000      $ 50,000                     --
------------------------------------------------------------------------------------------------------------------------
Cynthia Poehlman, Chief                       2003          $120,000      $ 17,000                     --
Accounting Officer                            2002          $ 87,500      $ 12,500                   12,000
                                              2001          $ 87,500      $ 12,500                     --

(1)   Mr. Hightower became the president of the Company on September 3, 2003.

(2) Includes director fees of $6,000 paid to Mr. Hightower as an outside director from January 1, 2003 through September 2, 2003.

(3) Mr. Todd Parker was employed as a consultant from September 2001 to July 2002, and was paid $74,891. He was employed as the president of the video business unit of the Company on July 31, 2002 at an annual salary of $150,000.

      We cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to our employees, or the extent to which benefits are personal rather than business. We have concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, or, in the case of a group, the lesser of $50,000 for each individual in the group, or 10% of the compensation reported in the preceding table for the group, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

------------------------------------------------------------------------------------------------------------------------
                                            OPTION/GRANTS IN LAST FISCAL YEAR

                                                                                                  REALIZABLE VALUE
                                                 % OF TOTAL
                                                  OPTIONS
                                 NUMBER OF      GRANTED TO
                               SHARES UNDER    EMPLOYEES IN      EXERCISE      EXPIRATION
NAME                              OPTIONS       FISCAL YEAR       PRICE          DATE             5%             10%
------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Parker                   --               --             --            --              --             --
------------------------------------------------------------------------------------------------------------------------
William A. Hightower             15,000(1)           1%           $7.78       1/15/2013      $   72,839      $  184,595
                                500,000(2)          33%           $8.00       9/02/2013      $2,516,014      $6,376,324
------------------------------------------------------------------------------------------------------------------------
Todd Parker                         --               --             --            --              --             --
------------------------------------------------------------------------------------------------------------------------
David F. Sorrells               125,000(3)           8%           $9.00      11/21/2012      $  620,419      $1,528,210
------------------------------------------------------------------------------------------------------------------------
Cynthia Poehlman                    --               --             --            --              --             --
------------------------------------------------------------------------------------------------------------------------

(1) Granted options to purchase 15,000 shares of Common Stock in January 2003 as outside director compensation.

(2) Granted options to purchase 500,000 shares of Common Stock on September 2, 2003 in connection with his employment as president of the Company.

(3) Granted in 2003 as bonus compensation in recognition of fiscal year 2003 employment.


------------------------------------------------------------------------------------------------------------------------
                                       AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES
                                                  AT DECEMBER 31, 2003
------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF UNEXERCISED OPTIONS/SARS AT FISCAL YEAR     VALUE OF UNEXERCISED IN-THE-MONEY
                                                    END (#)                           OPTIONS/SARS AT FISCAL YEAR END
------------------------------------------------------------------------------------------------------------------------
NAME                                 EXERCISABLE              UNEXERCISABLE          EXERCISABLE        UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Jeffrey L. Parker                      700,000                    60,000                 $-0-                $-0-
------------------------------------------------------------------------------------------------------------------------
William A. Hightower                   162,500                   500,000                 $-0-                $-0-
------------------------------------------------------------------------------------------------------------------------
Todd Parker                            127,500                    40,000                 $-0-                $-0-
------------------------------------------------------------------------------------------------------------------------
David F. Sorrells                      549,500                   300,000                 $-0-                $-0-
------------------------------------------------------------------------------------------------------------------------
Cynthia Poehlman                        61,200                    27,300                 $-0-                $-0-
------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

      In September 2000, we entered into a written employment agreement with Jeffrey L. Parker, our chairman of the board and chief executive officer, which expires on September 30, 2005. Mr. Parker receives a current annual base salary of not less than $300,000 for the two-year period ending October 1, 2000, and not less than $325,000 for the last year of the term of the agreement, October 1, 2004 to October 1, 2005. Mr. Parker will also receive bonuses as may be determined from time to time by the compensation committee and participate in the various benefit plans available to executives of the Company. Mr. Parker was awarded a cash bonus of $25,000 for fiscal year 2003. Mr. Parker was awarded two stock options in connection with his employment agreement with us. The first option is for 350,000 shares of common stock, exercisable at a price per share of $41. This option vested immediately and is exercisable until September 7, 2010, except as provided in the option agreement. The second option is for 150,000 shares of common stock, exercisable at $61.50 per share and vesting in five equal installments of 30,000 shares on October 1 in each year from 2001 through 2005. Once vested, the options remain exercisable until October 1, 2010, except as provided in the option agreement. As bonus compensation in recognition of fiscal year 2001 employment, Mr. Parker was granted in February 2002 an option to purchase 15,000 shares of common stock at $19.99 per share, which immediately vested and expire February 26, 2012.

      In March 2002, we entered into a written employment agreement with David
F. Sorrells, our chief technical officer and a director, which expires March 6, 2007. Mr. Sorrells receives an annual base salary of not less than $250,000 for the first two-year period during the term, and thereafter the base will be increased as determined by the Company, but the increase will be by not less than 5% of the prior year's base salary. Mr. Sorrells will also receive an annual bonus as may be determined by the compensation committee as recommended by the chief executive officer. Mr. Sorrells received a cash bonus of $125,000 for fiscal year 2003. Mr. Sorrells was awarded in fiscal year 2003, an option to acquire 125,000 shares of common stock at $9.00 per share, vesting ratably over five years and expiring November 21, 2012. Mr. Sorrells will be eligible for future awards under our performance equity plans as determined from time to time.

      In September 2003, we entered into a written employment agreement with William A. Hightower, our president of the Company and a director, which expires September 2, 2008. Mr. Hightower receives an annual base salary of $250,000 and may be awarded bonuses and increases by the board of directors. Mr. Hightower was also granted an option under the 2000 Performance Equity Plan to purchase up to 500,000 shares of common stock at $8.00 per share. The option vests as to 100,000 shares on September 2 in each of 2004 through 2008 and once vested, may be exercised until September 2013.

STOCK OPTION PLANS

      In September 1993, the board of directors approved the 1993 Stock Plan pursuant to which an aggregate of 500,000 shares of common stock were initially reserved for issuance in connection with the benefits available for grant. The 1993 Stock Plan was amended on September 19, 1996, August 22, 1997 and November 16, 1998 by the board of directors to raise the number of shares of common stock subject to the plan to 3,500,000. Each of these amendments was approved by our shareholders. In September 2003, the 1993 Stock Plan was closed for future grants of benefits, but remains outstanding until all the benefits granted thereunder have either been exercised or terminated by their terms. As of December 31, 2003, there were a total of 2,392,016 shares of common stock that are subject to outstanding grants under the 1993 Stock Plan.

      In May 2000, the board of directors approved our 2000 Performance Equity Plan pursuant to which a total of 5,000,000 shares of common stock were reserved for issuance in connection with the awards available for grant. The 2000 plan was approved by our shareholders on July 13, 2000. The awards may be granted in any one or in combination of the following:

      o     incentive stock options;
      o     non-qualified stock options;
      o     stock appreciation rights;
      o     restricted stock awards;
      o     stock bonuses; or
      o     other forms of stock benefits.

      Incentive stock options may be granted only to our employees. Other benefits may be granted to our consultants, directors (whether or not they are employees of ours), employees and officers. As of December 31, 2003, awards to purchase a total of 3,403,350 shares of common stock have been granted and are outstanding or have been exercised under the 2000 plan. As of December 31, 2003, we had 1,596,650 shares of common stock available for grant for awards under the 2000 plan.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives the information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003, including the 1993 Stock Plan, the 2000 Performance Equity Plan and other miscellaneous plans.

                                                                                                 Number of securities
                                                                                               remaining available for
                                         Number of securities to       Weighted-average      future issuance under equity
                                         be issued upon exercise       exercise price of     compensation plans (excluding
                                         of outstanding options,     outstanding options,              securities
               Plan Category               warrants and rights        warrants and rights       reflected in column (a))
                                           -------------------        -------------------       ------------------------
                                                   (a)                        (b)                         (c)
Equity compensation plans approved
   by security holders                          5,545,366                   $22.13                     1,595,590
Equity compensation plans not
   approved by security holders                  150,000                    $23.66                        -0-
                                        ---------------------------                          -------------------------------
                  Total                         5,695,366                                              1,595,590
                                        ===========================                          ===============================

      The equity compensation plans reported upon in the above table that were not approved by security holders include:


      o Options to purchase 25,000 shares granted to two directors in March 1999 at exercise prices of $23.25 per share. These options are vested and expire in March 2009.

      o Options to purchase 35,000 shares granted to the Company's patent attorneys in April 2001 at an exercise price of $25.00 per share. These options are vested and expire in April 2004.

      o Options to purchase 100,000 shares granted to an employee in March 1999 at an exercise price of $23.25. These options vest over five years, ending on May 26, 2004, and expire in May 2009. As of December 31, 2003, options to purchase 90,000 shares were subject to this agreement and 10,000 options have been exercised.

PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total shareholder returns for our Company, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index and Nasdaq Telecommunications Index for the five years ending December 31, 2003. The total shareholder returns assumes the investment on December 31, 1998 of $100 in our common stock, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index, and Nasdaq Telecommunications Index at the beginning of the period, with immediate reinvestment of all dividends.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG PARKERVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     THE NASDAQ ELECTRONIC COMPONENTS INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [ERFORMANCE GRAPH]

                                                        Cumulative Total Return
                                     -------------------------------------------------------------
                                        12/98     12/99      12/00     12/01      12/02     12/03
PARKERVISION , INC.                    100.00    130.85     155.85     89.36      34.72     41.66
NASDAQ STOCK MARKET (U.S.)             100.00    192.96     128.98     67.61      62.17     87.61
NASDAQ ELECTRONIC COMPONENTS           100.00    173.01     134.65    106.27      51.78    100.77
NASDAQ TELECOMMUNICATIONS              100.00    246.46     111.68     70.94      47.81     84.77

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2003, all filing requirements applicable to our executive officers, directors and ten percent shareholders were fulfilled.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We lease our executive offices pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker and Barbara Parker. Barbara Parker is Mr. Parker's mother. The term of the lease expires in 2007 and is renewable for an additional five-year term. For each of the fiscal years ended December 31, 2003 and 2002, we incurred approximately $298,900 in rental expense under the lease. We believe that the terms of the lease are no less favorable than terms we could have obtained from an unaffiliated third party.

      On March 26, 2003, to raise additional working capital, we sold shares of common stock for cash to Leucadia National Corporation, a then holder of greater than 5% beneficial ownership of our common stock, at $3.91 per share for an aggregate of $2,500,000, which per-share price was 80% of the ten-day weighted average price per share ending on the day immediately prior to the sale. Leucadia was also granted registration rights for the purchased shares and a four-year pre-emptive right to acquire additional shares in certain circumstances. As a condition to this purchase, members of the Parker family, including Jeffrey L. Parker, our chief executive officer and chairman of the board, Todd Parker, the president of our Video Business Unit and a director and Stacie Wilf, our corporate secretary and a director, were required to purchase 495,050 shares of common stock for cash at $5.05 per share for an aggregate of $2,500,000, which per-share price was the five-day closing bid price average per share ending on the day immediately prior to the sale. Each of these purchasers was granted registration rights. The transactions were approved in advance by the audit committee and the board of directors, with the interested parties abstaining. As a result of this transaction, Jeffrey L. Parker had a matching transaction to a prior sale of 2,500 shares of common stock pursuant to Section 16(b) and paid the recoverable profit due to the Company of $11,715.


                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP was our independent accountants for the fiscal year ending December 31, 2003. A representative of Pricewaterhouse Coopers LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             SOLICITATION OF PROXIES

      We are soliciting the proxies of shareholders pursuant to this proxy statement. We will bear the cost of this proxy solicitation. In addition to solicitations of proxies by use of the mail, some of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

SHAREHOLDER PROPOSALS AND NOMINATIONS

      Proposals of shareholders intended to be presented at the annual meeting to be held in 2005 must be received at our offices by January 2, 2005 for inclusion in the proxy materials relating to that meeting.

      Our by-laws contain provisions in it intended to promote the efficient functioning of our shareholder meetings. Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

      Under the by-laws, shareholders must provide us with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2005 on January 2, 2005. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder's number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

      Shareholder proposals or nominations should be addressed to Stacie Wilf, Corporate Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

      We do not now intend to bring before the annual meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board of directors intend to present at the annual meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.


                                              By Order of the Board of Directors

                                              Stacie Wilf
                                              Secretary

Jacksonville, Florida
May 5, 2004

                                                                      APPENDIX A

                                 CODE OF ETHICS

ADOPTED APRIL 2004

1.    INTRODUCTION

The Board of Directors of ParkerVision, Inc. ("Company") has adopted this code of ethics (the "Code"), which is applicable to all directors, officers and employees, to:

      o promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o promote the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by or on behalf of the Company;

      o promote compliance with applicable governmental laws, rules and regulations;

      o     deter wrongdoing; and

      o require prompt internal reporting of breaches of, and accountability for adherence to, this Code.

This Code may be amended only by resolution of the Company's Board of Directors. In this Code, references to the "Company" means ParkerVision, Inc. and, in the appropriate context, its subsidiaries.

2.    HONEST, ETHICAL AND FAIR CONDUCT

Each person owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest, fair and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity. Service to the Company never should be subordinated to personal gain and advantage.

Each person must:

      o Act with integrity, including being honest and candid while still maintaining the confidentiality of the Company's information where required or in the Company's interests.

      o     Observe all applicable governmental laws, rules and regulations.

      o Comply with the requirements of applicable accounting and auditing standards, as well as Company policies, in the maintenance of a high standard of accuracy and completeness in the Company's financial records and other business-related information and data.

      o Adhere to a high standard of business ethics and not seek advantage through unlawful or unethical business practices.

      o Deal fairly with the Company's customers, suppliers, competitors and employees.

      o Refrain from taking advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

      o     Protect the assets of the Company and ensure their proper use.

      o Refrain from taking for themselves opportunities outside the scope of employment with the Company that are discovered through the use of corporate assets or using corporate assets, information or position.

      o Avoid conflicts of interest wherever possible. Anything that would be a conflict for a person subject to this Code also will be a conflict if it is related to a member of his or her family or a close relative. Examples of conflict of interest situations include, but are not limited to, the following:

            o any significant ownership interest in any supplier, customer or competitor; o any consulting or employment relationship with any customer, supplier or competitor;

            o any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

            o the receipt of any money, non-nominal gifts or excessive entertainment from any company or person with which the Company has current or prospective business dealings;

            o selling anything to the Company or buying anything from the Company, except on reasonable commercial terms for Company employees.

3.    DISCLOSURE

The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and other public communications shall be full, fair, accurate, timely and understandable in accordance with applicable disclosure standards, including standards of materiality, where appropriate. Each person must:

      o not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators, self-regulating organizations and other governmental officials, as appropriate; and

      o in relation to his or her area of responsibility, properly review and critically analyze proposed disclosure for accuracy and completeness.

In addition to the foregoing, the Chief Executive Officer, the Chief Accounting Officer, and each other person that typically is involved in the financial reporting of the Company must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

Each person must promptly bring to the attention of the Chairman of the Audit Committee of the Board of Directors any information he or she may have concerning (a) significant deficiencies in the design or operation of internal and/or disclosure controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4.    COMPLIANCE

It is the Company's obligation and policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each person to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

5.    REPORTING AND ACCOUNTABILITY

The Audit Committee of the Board of Directors of the Company is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any person who becomes aware of any existing or potential breach of this Code is required to notify the Chairman of the Audit Committee promptly. Failure to do so is itself a breach of this Code.

Specifically, each person must:

      o Notify the Chairman of the Audit Committee promptly of any existing or potential violation of this Code.

      o Not retaliate against any other person for reports of potential violations that are made in good faith.

The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

      o The Audit Committee will take all appropriate action to investigate any breaches reported to it.

      o If the Audit Committee determines that a breach has occurred, it will inform the Board of Directors.

      o Upon being notified that a breach has occurred, the Board of Directors will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

No person following the above procedure shall, as a result of following such procedure, be subject by the Company or any officer or employee thereof to discharge, demotion suspension, threat, harassment or, in any manner, discrimination against such person in terms and conditions of employment.

6.    WAIVERS AND AMENDMENTS

Any waiver (defined below) or an implicit waiver (defined below) from a provision of this Code for the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions or any amendment (as defined below) to this Code is required to be disclosed in the Company's Annual Report on Form 10-K or in a Current Report on Form 8-K filed with the SEC.

A "waiver" means the approval by the Company's Board of Directors of a material departure from a provision of the Code. An "implicit waiver" means the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company. An "amendment" means any amendment to this Code other than minor technical, administrative or other non-substantive amendments hereto.

All persons should note that it is not the Company's intention to grant or to permit waivers from the requirements of this Code. The Company expects full compliance with this Code.

7.    OTHER POLICIES AND PROCEDURES

Any other policy or procedure set out by the Company in writing or made generally known to employees, officers or directors of the Company prior to the date hereof or hereafter are separate requirements and remain in full force and effect.

8.    INQUIRIES

All inquiries and questions in relation to this Code or its applicability to particular people or situations should be addressed to the Chairman of the Audit Committee of the Board of Directors of the Company.

                                                   PARKERVISION, INC. - PROXY
                                               SOLICITED BY THE BOARD OF DIRECTORS
                                         FOR ANNUAL MEETING TO BE HELD ON JUNE 11, 2004

         P               The undersigned Shareholder(s) of PARKERVISION, INC., a Florida corporation ("Company"), hereby appoints Jeffrey L. Parker, Todd Parker, and William A. Hightower or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to
         R         vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the
                   Company to be held on June 11, 2004 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted
                   FOR all of the following proposals.

         O
                   1.  Election of the following Directors:

         X                  FOR all nominees listed below except                               AGAINST all nominees
                            as marked to the contrary below        |_|                         listed below           |_|

         Y             Jeffrey L. Parker, Todd Parker, David F. Sorrells, William A. Hightower, Richard A. Kashnow,
                            William L. Sammons, Nam P. Suh, Papken S. der Torossian, John Metcalf

                            INSTRUCTIONS:  To vote AGAINST any individual nominee, write that nominee's name in the space below.



                                      -----------------------------------------------------

                   2.  In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

                                 FOR   |_|                            AGAINST  |_|                ABSTAIN |_|

                   |_| I plan on attending the Annual Meeting.

                                                                        Date: ___________________, 2004


                                                                       ------------------------------
                                                                       Signature

                                                                       ------------------------------
                                                                       Signature if held jointly

                                                                       Please sign exactly as name appears above. When shares
                                                                       are held by joint tenants, both should sign. When
                                                                       signing as attorney, executor, administrator, trustee or
                                                                       guardian, please give full title as such. If a
                                                                       corporation, please sign in full corporate name by
                                                                       President or other authorized officer. If a partnership,
                                                                       please sign in partnership name by authorized person.